Exhibit 99.1

Hyliion Inc.

Condensed Balance Sheets

(Dollar amounts in thousands, except share and per share data)

(Unaudited)

	September 30, 2020	December 31, 2019
Assets:

Current assets:
Cash and cash equivalents	$7,565	$6,285
Accounts receivable, net	15	145
Prepaid expenses and other current assets	1,085	414
Total current assets	8,665	6,844

Property and equipment, net	1,126	1,635
Operating lease right-of-use assets	4,254	4,976
Intangible assets, net	356	429
Deferred transaction costs	4,306	-
Other assets	209	212
Total assets	$18,916	$14,096

Liabilities, redeemable, convertible preferred stock and stockholders’ deficit

Current liabilities:
Accounts payable	$4,499	$1,156
Convertible notes payable derivative liabilities	4,745	3,029
Current portion of operating lease liabilities	751	953
Current portion of debt	28,477	6,720
Accrued expenses and other current liabilities	891	500
Total current liabilities	39,363	12,358

Operating lease liabilities, net of current portion	4,253	4,803
Convertible notes payable derivative liabilities, net of current portion	7,620	5,322
Debt, net of current portion	4,132	9,682
Total liabilities	55,368	32,165

Series A-1 redeemable, convertible preferred stock; $0.001 par value; 24,591,554 shares authorized; 22,895,580 shares issued and outstanding at September 30, 2020 and December 31, 2019 (liquidation preference of $23,812)	20,250	20,250
Series A-2 redeemable, convertible preferred stock; $0.001 par value; 8,793,755 shares authorized; 8,197,359 shares issued and outstanding at September 30, 2020 and December 31, 2019 (liquidation preference of $4,304)	3,536	3,536
Series A-3 redeemable, convertible preferred stock; $0.001 par value; 2,545,155 shares authorized; 2,328,545 shares issued and outstanding at September 30, 2020 and December 31, 2019 (liquidation preference of $2,400)	2,001	2,001

Total redeemable, convertible preferred stock	25,787	25,787

Commitments and contingencies (Note 8)

Stockholders’ deficit
Common stock, $0.001 par value; 69,817,317 shares authorized; 26,882,169 and 26,118,953 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	27	26
Additional paid-in capital	5,367	5,084
Accumulated deficit	(67,633)	(48,966)

Total stockholders’ deficit	(62,239)	(43,856)

Total liabilities, redeemable, convertible preferred stock, and stockholders’ deficit	$18,916	$14,096

The accompanying notes are an integral part of these unaudited condensed financial statements

Hyliion Inc.

Condensed Statements of Operations

(Dollar amounts in thousands, except share and per share data)

(Unaudited)

	Nine Months Ended September 30,
	2020	2019
Operating expenses:
Research and development	$(8,134)	$(6,716)
Selling, general and administrative expenses	(3,705)	(1,977)
Loss from operations	(11,839)	(8,693)

Other income (expense):
Interest expense	(5,458)	(2,176)
Change in fair value of convertible notes payable derivative liabilities	(1,358)	823
Other income	(12)	20
Total other expense	(6,828)	(1,333)

Net loss	$(18,667)	$(10,026)

Cumulative dividends on convertible preferred stock	(1,337)	(1,261)

Net loss attributable to common stockholders	$(20,004)	$(11,287)

Net loss per share, basic and diluted	$(0.76)	$(0.45)

Weighted-average shares outstanding, basic and diluted	26,269,060	25,293,066

The accompanying notes are an integral part of these unaudited condensed financial statements

Hyliion Inc.

Condensed Statements of Redeemable, Convertible Preferred Stock and Stockholders’ Deficit

(Dollar amounts in thousands, except share data)

(Unaudited)

	Series A-1 Redeemable, Convertible Preferred Stock		Series A-2 Redeemable, Convertible Preferred Stock		Series A-3 Redeemable, Convertible Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Par Value	Capital	Deficit	Deficit
Balance at December 31, 2019	22,895,580	$20,250	8,197,359	$3,536	2,328,545	$2,001	26,118,953	$26	$5,084	$(48,966)	$(43,856)
Exercise of common stock options	-	-	-	-	-	-	763,216	1	118	-	119
Share-based compensation	-	-	-	-	-	-	-	-	165	-	165
Net loss	-	-	-	-	-	-	-	-	-	(18,667)	(18,667)
Balance at September 30, 2020	22,895,580	$20,250	8,197,359	$3,536	2,328,545	$2,001	26,882,169	$27	$5,367	$(67,633)	$(62,239)

	Series A-1 Redeemable, Convertible Preferred Stock		Series A-2 Redeemable, Convertible Preferred Stock		Series A-3 Redeemable, Convertible Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Par Value	Capital	Deficit	Deficit
Balance at December 31, 2018	23,460,903	$20,750	8,793,755	$3,893	2,545,155	$2,026	24,453,750	$24	$4,072	$(34,853)	$(30,757)
Exercise of common stock options	-	-	-	-	-	-	286,874	-	9	-	9
Conversion of Series A-1 and Series A-2 redeemable, convertible preferred stock to common stock	(565,323)	(500)	(596,396)	(357)	(216,610)	(25)	1,378,329	2	880	-	882
Share-based compensation	-	-	-	-	-	-	-	-	91	-	91
Net loss	-	-	-	-	-	-	-	-	-	(10,026)	(10,026)
Balance at September 30, 2019	22,895,580	$20,250	8,197,359	$3,536	2,328,545	$2,001	26,118,953	$26	$5,052	$(44,879)	$(39,801)

The accompanying notes are an integral part of these unaudited condensed financial statements

Hyliion Inc.

Condensed Statements of Cash Flows

(Dollar amounts in thousands, except share and per share data)

(Unaudited)

	Nine Months Ended September 30,
	2020	2019
Operating activities:
Net loss	$(18,667)	$(10,026)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	665	786
Noncash lease expense	722	947
Paid-in-kind interest on convertible notes payable	1,081	428
Amortization of debt discount	4,237	1,696
Share-based compensation	165	91
Change in fair value of convertible notes payable derivative liabilities	1,358	(823)
Change in fair value of contingent consideration liability	-	(20)
Change in operating assets and liabilities:
Accounts receivable	130	41
Prepaid expenses and other current assets	(671)	67
Other assets	3	106
Accounts payable	353	(927)
Accrued expenses and other current liabilities	391	(246)
Operating lease liabilities	(752)	(458)
Net cash used in operating activities	(10,985)	(8,338)

Investing activities:

Purchases of property and equipment	(105)	(215)
Proceeds from sale of property and equipment	22	-

Net cash used in investing activities	(83)	(215)

Financing activities:
Proceeds from convertible notes payable issuance and derivative liability	3,200	13,603
Proceeds from Term Loan	10,100	-
Proceeds from Paycheck Protection Program loan	908	-
Proceeds from exercise of common stock options	119	9
Payments for deferred transaction costs	(1,316)	-
Payments for deferred financing costs	(468)	-
Repayments on finance lease obligations	(195)	(147)

Net cash provided by financing activities	12,348	13,465

Net (decrease) increase in cash and cash equivalents:	1,280	4,912
Cash and cash equivalents, beginning of period	6,285	1,097

Cash and cash equivalents, end of period	$7,565	$6,009

The accompanying notes are an integral part of these unaudited condensed financial statements

Hyliion Inc.

Notes to Unaudited Condensed Financial Statements

(Dollar amounts in thousands, except share and per share data)

(Unaudited)

Note 1. Description of business and basis of presentation

Hyliion Inc. (“the Company”), designs and develops hybrid and electrified drive systems for long haul “Class 8” semi-tractors which modify semi-tractors into intelligent electric hybrid and full electric vehicles, respectively.

The Company’s electric hybrid systems utilize intelligent electric drive axles with machine learning algorithms and battery technology to optimize fuel savings and vehicle performance with reduced emissions, enabling fleets to access an easy, efficient way to decrease fuel expenses and lower emissions.

The Company’s full electric systems utilize an intelligent electric powertrain with machine learning algorithms to optimize emissions performance and efficiency with no new infrastructure required. The full electric system enables fleets to reduce the cost of ownership while providing the ability to deliver net-negative carbon emissions and operate fully electric when needed.

The Company is in a pre-commercialization stage of development in which its electric hybrid system is in the testing phase and the full electric system is in the prototype phase.

Basis of Presentation: The unaudited condensed financial statements, have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) regarding interim financial reporting. Accordingly, certain information and footnote disclosures required by generally accepted accounting principles in the United States of America (“U.S. GAAP”) for complete financial statements have been condensed or omitted in accordance with such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the unaudited condensed financial statements have been included. These unaudited condensed financial statements should be read in conjunction with the Company’s financial statements for the year ended December 31, 2019 included in Tortoise Acquisition Corp.’s definitive proxy statement on Schedule 14A filed with the SEC on September 8, 2020 (the “Proxy Statement”).

The accompanying balance sheet and related disclosures as of December 31, 2019 have been derived from the Company’s audited financial statements, included in the Proxy Statement. The Company’s financial condition as of September 30, 2020, and operating results for the nine months ended September 30, 2020 are not necessarily indicative of the financial conditions and results of operations that may be expected for the year ended December 31, 2020.

Going concern: The Company is an early stage growth company in the pre-commercialization stage of development and has generated negative cash flows from operating activities since inception. The Company requires additional capital investment in order to complete the development of its hybrid and electrified drive systems and scale the manufacturing operations to meet anticipated demand.

As of September 30, 2020, the Company had a cash and cash equivalents balance of $7,565. On October 1, 2020, the Company consummated a business combination (see Note 3), in which net proceeds of $519.9 million (net of transaction costs and expenses) were raised. Based on the cash balance as of September 30, 2020 and the proceeds from the business combination, the Company has sufficient capital resources to continue to execute its business strategy.

Based on the circumstances described above, the financial statements are prepared on the assumption that the entity is a going concern.

Hyliion Inc.

Notes to Unaudited Condensed Financial Statements

(Dollar amounts in thousands, except share and per share data)

(Unaudited)

Note 2. Summary of significant accounting policies

The significant accounting policies followed by the Company are set forth in Note 3 to the Company’s financial statements for the year ended December 31, 2019, included in the Proxy Statement. For the nine months ended September 30, 2020, there were no significant changes in the Company’s estimates and significant accounting policies, with the exception of deferred transaction costs as presented below.

Emerging Growth Company: Section 102(b)(1) of the Jumpstart Our Business Startups Act (“JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard, until such time the Company is no longer considered to be an emerging growth company. At times, the Company may elect to early adopt a new or revised standard.

Use of estimates and risks and uncertainty of the coronavirus pandemic: The preparation of financial statements in conformity with U.S. generally accepted account principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the condensed financial statements and accompanying notes. Actual results may differ from those estimates.

On January 30, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 11, 2020, declared the coronavirus outbreak a pandemic. In mid-March 2020, U.S. State Governors, local officials and leaders outside of the U.S. began ordering various “shelter-in-place” orders which have had various impacts on the U.S. and global economies. This has required greater use of estimates and assumptions in the preparation of the unaudited condensed financial statements.

As the coronavirus pandemic continues to evolve, the Company believes the extent of the impact to its businesses, operating results, cash flows, liquidity and financial condition will be primarily driven by the severity and duration of the coronavirus pandemic, the pandemic’s impact on the U.S. and global economies and the timing, scope and effectiveness of federal, state and local governmental responses to the pandemic. Those primary drivers are beyond the Company’s knowledge and control, and as a result, at this time the Company is unable to predict the cumulative impact, both in terms of severity and duration, that the coronavirus pandemic will have on its business, operating results, cash flows and financial condition, but it could be material if the current circumstances continue to exist for a prolonged period of time. Although the Company has made its best estimates based upon current information, actual results could materially differ from the estimates and assumptions developed by management. If so, the Company may be subject to future impairment charges as well as changes to recorded reserves and valuations.

Deferred transaction costs

Commissions, legal fees and other costs that are direct and incremental costs related to a contemplated transaction are capitalized as deferred transaction costs until the consummation of the transaction. The costs will be reclassified to additional paid-in capital upon the closing of the transaction. As of September 30, 2020, $4,306 was recorded as deferred transaction costs on the accompanying balance sheets related to the Business Combination Agreement (see Note 3). There were no deferred transaction costs as of December 31, 2019.

Recent accounting pronouncements issued, not yet adopted:

See the recent accounting pronouncements issued not yet adopted as set forth in Note 3 to the Company’s financial statements for the year ended December 31, 2019, included in the Proxy Statement. There were no new recent accounting pronouncements issued during the nine months ended September 30, 2020 that were applicable to the Company.

Hyliion Inc.

Notes to Unaudited Condensed Financial Statements

(Dollar amounts in thousands, except share and per share data)

(Unaudited)

Note 3. Business Combination Agreement

On June 18, 2020, the Company entered into a business combination agreement (the “Business Combination Agreement”) with Tortoise Acquisition Corp., a Delaware corporation (“TortoiseCorp”) and SHLL Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of TortoiseCorp (“Merger Sub”), pursuant to which the Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of TortoiseCorp (the “Business Combination”).

At a special meeting of stockholders held on September 28, 2020, the Business Combination Agreement was approved and adopted, and the merger and all other transactions contemplated by the Business Combination Agreement were approved. On October 1, 2020 (the “Closing Date”), Hyliion consummated the Business Combination pursuant to the Business Combination Agreement and TortoiseCorp changed its name to Hyliion Holdings Corp.

Key terms of the Business Combination Agreement include, but are not limited, to the following:

■	Immediately prior to the effective time of the merger (the “Effective Time”), each share of Hyliion preferred stock (“Legacy Hyliion Preferred Stock”) that was issued and outstanding was automatically converted into a share of Hyliion common stock, par value $0.001 per share (“Legacy Hyliion Common Stock”), such that each converted share of Legacy Hyliion Preferred Stock was no longer outstanding and ceased to exist, and each holder of Legacy Hyliion Preferred Stock thereafter ceased to have any rights with respect to such securities.

■	Immediately prior to the Effective Time of the Business Combination, the outstanding principal and unpaid accrued interest due on Hyliion’s outstanding convertible notes (“Legacy Hyliion Convertible Notes”) immediately prior to the Effective Time were automatically converted into shares of Legacy Hyliion Common Stock in accordance with the terms of such Legacy Hyliion Convertible Notes, and such converted Legacy Hyliion Convertible Notes were no longer outstanding and ceased to exist, and any liens securing obligations under the Legacy Hyliion Convertible Notes were released.

■	At the Effective Time, each share of Legacy Hyliion Common Stock was converted into and exchanged for 1.45720232 shares (the “Exchange Ratio”) of TortoiseCorp’s Common Stock, par value $0.0001 per share (“TortoiseCorp Common Stock”).

■	At the Effective Time, each share of common stock, par value $0.0001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time was converted into and exchanged for one validly issued, fully paid and nonassessable share of Legacy Hyliion Common Stock.

■	Each Hyliion option (“Legacy Hyliion Option”) that was outstanding immediately prior to the Effective Time, whether vested or unvested, was converted into an option to purchase a number of shares of TortoiseCorp Common Stock (such option, an “Exchanged Option”) equal to the product (rounded up or down to the nearest whole number, with a fraction of 0.5 rounded up) of (i) the number of shares of Legacy Hyliion Common Stock subject to such Legacy Hyliion Option immediately prior to the Effective Time and (ii) the Exchange Ratio, at an exercise price per share (rounded up or down to the nearest whole cent, with a fraction of $0.005 rounded up) equal to (A) the exercise price per share of such Legacy Hyliion Option immediately prior to the Effective Time, divided by (B) the Exchange Ratio. Except as specifically provided in the Business Combination Agreement, following the Effective Time, each Exchanged Option will continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former Legacy Hyliion Option immediately prior to the Effective Time.

■	No certificates or scrip or shares representing fractional shares of TortoiseCorp Common Stock were issued upon the exchange of Legacy Hyliion Common Stock. Any fractional shares were rounded up or down to the nearest whole share of TortoiseCorp Common Stock, with a fraction of 0.5 rounded up. No cash settlements were made with respect to fractional shares eliminated by such rounding.

Hyliion Inc.

Notes to Unaudited Condensed Financial Statements

(Dollar amounts in thousands, except share and per share data)

(Unaudited)

4. Debt

At September 30, 2020 and December 31, 2019, the carrying value of debt was as follows:

	September 30, 2020	December 31, 2019
Convertible notes payable, net of unamortized discount at September 30, 2020 and December 31, 2019 of $5,339 and $6,451, respectively	$21,505	$16,113
Term Loan	10,100	-
Finance lease obligations	96	289
Paycheck Protection Program loan	908	-
	32,609	16,402
Less current portion	28,477	6,720
Debt, net of current portion	$4,132	$9,682

Convertible notes payable: During the nine months ended September 30, 2019, the Company issued a series of convertible notes payable in exchange for cash totaling $13,603 (the “First, Second and Third Quarter 2019 Notes”). The First, Second and Third Quarter 2019 Notes bear interest at 6% per annum, and mature two to five years after their issuance dates. The First, Second and Third Quarter 2019 Notes are only prepayable with the consent of the holders.

The First, Second and Third Quarter 2019 Notes include the following embedded features:

(a) Optional conversion upon a change in control. In the event of a change in control, the holder can elect to convert the First, Second and Third Quarter 2019 Notes into shares of common stock at a conversion price equal to (i) the product of the change in control purchase price multiplied by 75%, divided by (ii) the total number of outstanding shares of capital stock of the Company (on a fully diluted basis).

(b) Optional redemption upon a change in control. In the event of a change in control, the holder can elect to request payment of all outstanding principal (with no penalty) and unpaid accrued interest.

(c) Automatic or optional redemption upon an event of default. Upon the occurrence of an event of default, the First, Second and Third Quarter 2019 Notes will either automatically become due and payable or can become due and payable at the holder’s option (based on the nature of the event of default). Upon such acceleration, all outstanding principal (with no penalty) and unpaid accrued interest will become payable.

(d) Additional interest of 3% (or a total of 9%) upon an event of default.

(e) Optional redemption upon the Company obtaining at least $10,000 in commercial debt which would result in one of the Third Quarter 2019 Notes having the same priority or being treated as subordinate to the commercial debt. In such scenario, the holder can elect to request payment of all outstanding principal (with no penalty) and unpaid accrued interest.

(f) In the event the holder does not convert upon an equity financing, the interest rate on one of the Third Quarter 2019 Notes will automatically be adjusted to a rate of 4% per annum.

The Company assessed the embedded features within the First, Second and Third Quarter 2019 Notes and determined that the optional conversion feature upon change in control (in-substance redemption feature) and the additional interest feature met the definition of a derivative and were not clearly and closely related to the host contract and required separate accounting.

At issuance, the Company estimated the fair value of the automatic and optional conversion features to be approximately $5,981. The Company’s fair value measurements are more fully described in Note 5.

Hyliion Inc.

Notes to Unaudited Condensed Financial Statements

(Dollar amounts in thousands, except share and per share data)

(Unaudited)

At issuance, the Company has concluded the fair value of the additional interest feature was de minimis.

During January 2020, the Company issued a convertible note payable in exchange for cash totaling $3,200 (the “January 2020 Note”). The January 2020 Note bears interest at 6% per annum and matures in January 2025 (five years subsequent to its issuance date). The January 2020 Note is only prepayable with the consent of the holder. The January 2020 Note is secured by a first priority, senior secured interest in substantially all of the assets of the Company. The January 2020 Note includes the following embedded features:

(a) Optional conversion upon the next equity financing of at least $15,000 in proceeds. The conversion price will be based on the next equity financing per share price, with a 50% discount.

(b) Optional conversion upon a subsequent equity financing of at least $15,000 if the holder did not elect to convert upon the next equity financing, at the price that is set by the subsequent equity financing (no discount).

(c) Optional conversion upon a change in control. In the event of a change in control, the holder can elect to convert the January 2020 Note into shares of common stock at a conversion price equal to (i) the product of the change in control purchase price multiplied by 50%, divided by (ii) the total number of outstanding shares of capital stock of the Company (on a fully diluted basis).

(d) Optional redemption upon a change in control. In the event of a change in control, the holder can elect to request payment of all outstanding principal (with no penalty) and unpaid accrued interest.

(e) Optional redemption upon the Company obtaining at least $10,000 in commercial debt which would result in the January 2020 Note having the same priority or being treated as subordinate to the commercial debt. In such scenario, the holder can elect to request payment of all outstanding principal (with no penalty) and unpaid accrued interest.

(f) Automatic or optional redemption upon an event of default. Upon the occurrence of an event of default, the January 2020 Note will either automatically become due and payable or can become due and payable at the holder’s option (based on the nature of the event of default). Upon such acceleration, all outstanding principal (with no penalty) and unpaid accrued interest will become payable.

(g) Additional interest of 3% (or a total of 9%) upon an event of default.

In addition, in the event the holder does not convert upon an equity financing, the interest rate on the January 2020 Note will automatically be adjusted to a rate of 4% per annum.

The Company assessed the embedded features within the January 2020 Note and determined that the automatic and optional conversion features upon next equity financing (in-substance redemption features), the additional interest feature and the term extension feature met the definition of a derivative and were not clearly and closely related to the host contract and required separate accounting. The Company also concluded that the conversion features did not represent beneficial conversion features.

At issuance, the Company estimated the fair value of the automatic and optional conversion features at a 50% discount on the shares sold in a next equity financing to be approximately $2,656. The Company’s fair value measurements are more fully described in Note 5.

At issuance, the Company has concluded the fair value of the additional interest and term extension features was de minimis.

The effective interest rate of the various convertible notes outstanding at September 30, 2020 range from 18.6% to 24.3%

During June 2020, the convertible debt noteholders executed amendments (the “Note Amendments”) to their respective convertible promissory notes clarifying the transaction contemplated by the Business Combination Agreement would qualify as a Next Financing. The convertible promissory notes would either automatically convert or convert at the holder’s option (as evidenced by entering into the Note Amendments) in connection with such Next Financing. The convertible promissory notes would convert into shares of common stock at a conversion price equal to (i) the valuation of the Company established in connection with such Next Financing, divided by (ii) the total number of shares of capital stock of the Company (on a fully diluted and as-converted basis), as established in the original convertible promissory notes. This conversion price would then be discounted based on the negotiated conversion discounts that were established in the noteholders’ original convertible promissory notes.

Hyliion Inc.

Notes to Unaudited Condensed Financial Statements

(Dollar amounts in thousands, except share and per share data)

(Unaudited)

In connection with the Business Combination Agreement discussed in Note 3, the convertible notes payable plus accrued paid-in-kind interest were converted into shares of the Company’s common stock upon the consummation of the Business Combination Agreement.

Term Loan: During August 2020, the Company issued a term loan (the “Term Loan”) with a principal balance totaling $10,100 that matured on the earlier of (i) December 15, 2020, (ii) the termination of the Business Combination Agreement or, (iii) the consummation of the Business Combination as provided in the Business Combination Agreement. The Term Loan bore interest at a rate equal to 6.5% plus the greater of (a) the Federal Funds rate plus 0.5%, (b) LIBOR Rate for a one month interest period plus 1.0%, and (c) Prime Rate in effect on such day. As of September 30, 2020, the Term Loan bore interest at 8.5% per annum. The Term Loan’s only financial covenant required the Company to maintain minimum liquidity through maturity. As of September 30, 2020, the Company was in compliance with this financial covenant.

In connection with the consummation of the Business Combination as provided in the Business Combination Agreement discussed in Note 3, the Term Loan plus accrued interest was repaid in full subsequent to the consummation of the Business Combination Agreement.

Payroll Protection Program loan: During May 2020, the Company received loan proceeds in the amount of $908 under the PPP. The PPP was established as part of Coronavirus Aid, Relief, and Economic Security Act and provides for loans to qualifying businesses for amounts up to 2.5 times the average monthly payroll expenses of the business, subject to certain limitations. The loans and accrued interest are forgivable after eight weeks so long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and so long as the borrower maintains its pre-funding employment and wage levels. Although the Company used the PPP loan proceeds for purposes consistent with the provisions of the PPP and that such usage met the criteria established for forgiveness of the loan, the Company intends to repay the PPP loan plus accrued interest.

Note 5. Fair value measurements

The Company utilized a scenario-based with and without valuation model to estimate the fair value of the embedded derivative features requiring bifurcation as of the September 30, 2020 and December 31, 2019 reporting dates, as well as upon the issuance of the January 2020 Note. This valuation model is designed to utilize the Company’s best estimates of the timing and likelihood of the settlement events that are related to the embedded derivative features in order to estimate the fair value of the respective convertible notes with these embedded derivative features.

The fair value of the convertible notes with the derivative features is compared to the fair value of a plain vanilla note (excluding the derivative features), which is calculated based on the present value of the future cash flows. The difference between the two values represents the fair value of the bifurcated derivative features as of each respective valuation date.

The key inputs to the valuation models include significant unobservable inputs, and as such the convertible notes payable derivative liabilities are considered Level 3 measurements. The key inputs that were utilized to measure the convertible debt derivative liability associated with the January 2020 Note at issuance and to remeasure the convertible debt derivative liabilities to fair value as of September 30, 2020 and December 31, 2019 included:

Input	September 30, 2020	January 17, 2020	December 31, 2019
Probability-weighted conversion discount	2.5 - 50.0%	50.0%	23.9 - 50.0%
Remaining term (years)	0.0 - 4.3	5.0	0.7 - 4.5
Equity volatility	NA	NA	63.0 - 71.0%
Risky rate[1]	19.6 - 57.7%	50.0%	27.2 - 50.0%
Probability of next financing event[1]	100.0%	70.0%	70.0%
Timing of next financing event[1]	10/1/2020	9/30/2020	9/30/2020
Probability of default event[1]	0.0%	30.0%	30.0%
Timing of default event[1]	NA	9/30/2020	9/30/2020
Negotiation discount1 2	0.0 - 0.1%	24.2%	21.7%

[1]	Represents a Level 3 unobservable input
[2]	Based on the terms and provisions of the December 2019 and January 2020 Notes, the valuation model incorporated this additional assumption

Hyliion Inc.

Notes to Unaudited Condensed Financial Statements

(Dollar amounts in thousands, except share and per share data)

(Unaudited)

The key inputs to the valuation models are defined as follows:

●	The probability-weighted conversion discount is based on the contractual terms of the convertible note agreement and the expectation of the pre-money valuation of the Company as of the estimated date that the next equity financing event occurs.

●	The remaining term was determined based on the remaining time period to maturity of the related convertible note with embedded features subject to valuation (as of the respective valuation date).

●	The Company’s equity volatility estimate was based on the re-levered historical equity volatility of a selection of the Company’s comparable guideline public companies, based on the remaining term of the respective convertible notes.

●	The risky rate was the discount rate utilized in the valuation and was determined based on reference to market yields for debt instruments with similar credit ratings and terms.

●	The probabilities and timing of the next financing event and default event are based on management’s best estimate of the future settlement of the respective convertible notes.

●	The negotiation discount utilized was calculated in order to further discount the specified instruments in order to agree to the principal value of the convertible notes at issuance. The utilization of the negotiation discount reflects the fact that there was a significant need for new investment and limited availability of market participants who have interest in making investments in such companies. The presence of the additional discount reflects the higher rate of return that these investors would seek in making such investments.

The following table sets forth the Company’s assets and liabilities which are measured at fair value on a recurring basis by level within the fair value hierarchy:

	Fair Value Measurements as of September 31, 2020
	Level I	Level II	Level III	Total
Liabilities
Convertible notes payable derivative liabilities	$-	$-	$12,365	$12,365

Total Liabilities	$-	$-	$12,365	$12,365

	Fair Value Measurements as of December 31, 2019
	Level I	Level II	Level III	Total
Liabilities
Convertible notes payable derivative liabilities	$-	$-	$8,351	$8,351

Total Liabilities	$-	$-	$8,351	$8,351

The following is a roll forward of the Company’s Level 3 instruments:

Balance, December 31, 2019	$8,351
Issuance of convertible notes payable derivative liability	2,656
Fair value adjustments	1,358

Balance, September 30, 2020	$12,365

In connection with the Business Combination discussed in Note 3, the convertible notes payable derivative liabilities were reclassified into additional paid-in capital upon the consummation of the Business Combination.

Hyliion Inc.

Notes to Unaudited Condensed Financial Statements

(Dollar amounts in thousands, except share and per share data)

(Unaudited)

Note 6. Share-based compensation

During the nine months ended September 30, 2020, the Company issued 1,920,000 options to certain employees which will vest over a period of four year years. During the nine months ended September 30, 2019, the Company issued 2,205,000 options to certain employees and nonemployees, which will vest over a period that ranges from four to ten years. The estimated grant date fair value of the options granted during the nine months ended September 30, 2020 and 2019 totaled $435 and $343, respectively.

Share-based compensation expense for the nine months ended September 30, 2020 and 2019 was $165 and $91, respectively. As of September 30, 2020, there was $540 of unrecognized compensation cost related to share-based payments which is expected to be recognized over the remaining vesting periods, with a weighted-average period of 3.0 years.

Note 7. Related parties

In conjunction with the convertible promissory note entered into in September 2018 (the “2018 Note” and the holder of such note, the “2018 Noteholder”), The Company entered into a preferred sourcing arrangement, as amended (the “PSA”), with the 2018 Noteholder. Under the terms of the PSA, so long as the 2018 Noteholder is one of the Company’s stockholders or debtholders and for a period of five years following a change of control affecting the Company, the Company will treat the 2018 Noteholder as the Company’s preferred source for any products that the 2018 Noteholder manufactures or sells in preference to other competing products as long as the 2018 Noteholder’s products meet the technical criteria established by the Company and on reasonably competitive terms. Under the PSA, the Company is allowed to purchase competing products upon the request of any customer.

In September 2019, The Company entered into an Amended and Restated Services Agreement (the “Services Agreement”) with the 2018 Noteholder under which the 2018 Noteholder may provide engineering or operational services to the Company. The Company has not yet engaged the 2018 Noteholder to provide any services under the Services Agreement.

In conjunction with the Note Amendments entered into in June 2020, the Company entered into a commercial matters agreement with the 2018 Noteholder (the “Commercial Matters Agreement”), pursuant to which, among other things:

a)	The PSA will remain in place so long as the 2018 Noteholder owns one million shares of the combined company subsequent to the consummation of the Business Combination and will be effective for a period of five years following a change of control affecting the combined company

b)	The Services Agreement was terminated with the intention of replacing it with a new services agreement (the “New Services Agreement”). The terms of the New Services Agreement are yet to, and may ultimately not, be negotiated and the 2018 Noteholder is under no obligation to enter into such New Services Agreement.

c)	Contingent and effective upon the execution of the Business Combination Agreement, the Company shall issue to the 2018 Noteholder $10,000 worth of the Company’s Common Stock, as of immediately prior to the effective time of the merger, in consideration for the Note Amendments and for any future services to be provided pursuant to the terms of the New Services Agreement. The Company does not expect to engage the 2018 Noteholder to provide services under the New Services Agreement in the future. In connection with the Business Combination Agreement discussed in Note 3, 1,000,000 shares were issued to the 2018 Noteholder upon the consummation of the Business Combination Agreement.

For the nine months ended September 30, 2020 and 2019, the Company purchased goods used in its research and development activities totaling $117 and $31, respectively, from the 2018 Noteholder. At September 30, 2020 and December 31, 2019 the Company owed $28 and $104, respectively, to the 2018 Noteholder for purchased goods used in its research and development activities, which is included within accounts payable on the accompanying balance sheets. At September 30, 2020 and December 31, 2019, the Company owed $1,187 and $533, respectively, for accrued interest on the convertible notes payable owed to the 2018 Noteholder, which is included within the carrying value of debt on the accompanying balance sheets. Approximately 60% and 54% of the Company’s convertible notes payable were held by the 2018 Noteholder as of September 30, 2020 and December 31, 2019, respectively. In connection with the Business Combination Agreement discussed in Note 3, these convertible notes payable plus accrued paid-in-kind interest were converted into shares of the Company’s common stock upon the consummation of the Business Combination Agreement.

Hyliion Inc.

Notes to Unaudited Condensed Financial Statements

(Dollar amounts in thousands, except share and per share data)

(Unaudited)

Note 8. Commitments and contingencies

Legal Proceedings: The Company is periodically involved in legal proceedings, legal actions and claims arising in the normal course of business, including proceedings relating to product liability, intellectual property, safety and health, employment and other matters. Management believes that the outcome of such legal proceedings, legal actions and claims will not have a significant adverse effect on the Company’s financial position, results of operations or cash flows.

Note 9. Net loss per share

The following table sets forth the computation of the basic and diluted net loss per share:

	Nine Months Ended September 30,
	2020	2019
Numerator:

Net loss	$(18,667)	$(10,026)
Less: Cumulative dividends on convertible preferred stock	(1,337)	(1,261)

Net loss attributable to common stockholders	$(20,004)	$(11,287)
Denominator:
Weighted average shares outstanding, basic and diluted	26,269,060	25,293,066
Net loss per share, basic and diluted	$(0.76)	$(0.45)

The Company’s contingently convertible notes payable did not meet the condition to be converted to common stock as of September 30, 2020 and December 31, 2019. The Company’s potential dilutive securities, which include stock options and redeemable, convertible preferred stock, have been excluded from the computation of diluted net loss per share as the effect would be to reduce the net loss per share. Therefore, the weighted average number of common shares outstanding used to calculate both basic and diluted net loss per share is the same.

The Company excluded the following weighted average potential common shares from the computation of diluted net loss per share for the periods indicated because including them would have had an anti-dilutive effect:

	Nine Months Ended September 30,
	2020	2019
Series A redeemable, convertible preferred stock	33,421,484	33,963,829
Stock options, including incentive stock options and non-qualified	4,838,887	2,466,757
Total	38,260,371	36,430,586

In connection with the Business Combination Agreement discussed in Note 3, the convertible notes payable plus accrued paid-in-kind interest and the Company’s redeemable, convertible preferred stock were converted into shares of the Company’s common stock upon the consummation of the Business Combination.

Hyliion Inc.

Notes to Unaudited Condensed Financial Statements

(Dollar amounts in thousands, except share and per share data)

(Unaudited)

Note 10. Supplemental cash flow information

The following table provides supplemental cash flow information for the nine months ended September 30, 2020 and 2019:

	Nine Months Ended September 30,
	2020	2019
Operating cash flows from operating leases	$(1,125)	$(899)

Operating cash flows from finance leases	$(26)	$(40)

Right-of-use asset obtained in exchange for lease obligation	$-	$21

The following table provides supplemental disclosures of noncash financing activities for the nine months ended September 30, 2020 and 2019:

	Nine Months Ended September 30,
	2020	2019
Deferred transaction costs included in accounts payable	$(2,990)	$-

Note 11. Subsequent events

The company evaluated all events or transactions that occurred after December 31, 2019 through November 11, 2020, the date the financial statements were available to be issued. Except as disclosed above, there were no subsequent events that occurred that require disclosure.